Investor Presentation Janney West Coast Conference Len Williams, President & CEO Mark Olson, EVP & CFO Fourth Quarter 2019 Exhibit 99.2

Forward Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties, including, but not limited to: The credit and concentration risks of our lending activities; Changes in general economic conditions, either nationally or in our market areas; Competitive market pricing factors and interest rate risks; Market interest rate volatility; Investments in new branches and new business opportunities; Balance sheet (for example, loans) concentrations; Fluctuations in demand for loans and other financial services in our market areas; Changes in legislative or regulatory requirements or the results of regulatory examinations; The ability to recruit and retain key management and staff; Risks associated with our ability to implement our expansion strategy and merger integration; Stability of funding sources and continued availability of borrowings; Adverse changes in the securities markets; The inability of key third-party providers to perform their obligations to us; Changes in accounting policies and practices and the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; and These and other risks as may be detailed from time to time in our filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results in 2019 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect the Company’s operating results, financial condition and stock price performance. Confidential Page

About Altabank Nasdaq: PUB Over 100+ years operating history; Largest community bank in Utah; Only public community bank in Utah; Vision: to be the best bank for your business; Provide highly personalized service to small and medium-sized businesses and individuals; 26 full service branches from Preston, Idaho to St. George, Utah; Focus on construction lending with business vertical in homebuilder finance; Commercial banking centers focused on C&I lending; Total assets $2.4 billion. Confidential Page

Market Focus Confidential Page Strategy to expand our footprint throughout the intermountain region by both acquisitions and organic growth Currently, 26 full service branches in Utah and Idaho

Market Dynamics Confidential Page

Rebranding of Organization Confidential Page Refresh brand to a more contemporary look; Clarify our market position; Bolsters the view of our size and scale; Makes clear that clients receive same personalized service; Position the brand to expand outside of the State of Utah (1) Nasdaq: ALTA Nasdaq: PUB (1)Subject to shareholder approval

Business Model Customers — Small to medium sized local businesses, and moderate to high net worth individuals; Market Niches — Real estate construction, land acquisition and development, commercial real estate, commercial & industrial, agriculture, equipment leasing, and residential real estate; Loan Products — Commercial real estate, construction, commercial & industrial, multi-family, single family, home equity lines, and other consumer loans; Customer Interaction — Local decision making, market specialists, full service branch locations, local/regional advisory boards; and Community Service — Active involvement in communities, service hours, and community donations. Confidential Page

Business Strategy People — Hire and retain the best bankers in our markets; Products — Establish vertical business lines for home builder finance and non-owner occupied real estate, expand C&I lending, grow mortgage banking business outside of Utah, retain strong business bankers in retail branches; Loan Products — Commercial real estate, construction, commercial & industrial, multi-family, single family, home equity lines, and other consumer loans; Operating Efficiencies: Ensure front facing staff continues to provide high-touch service while automating back office for efficiencies; Develop operating model that is scalable; Utilized technology to lower overall operating costs, while enhancing customer experience. Confidential Page

Business Strategy—continued Continue Strong Organic Growth: Continue to grow market share in product offerings in construction lending; Accelerate growth in builder finance and non-owner occupied real estate through business verticals; Diversify portfolio by expanding C&I business; Increase fee income through focus on treasury management services;. Actively Pursue Acquisition Opportunities: Transactions that are within the intermountain region; Tangible book value dilution earned back in less than 3 years; Earning accretion within 1 year. Confidential Page

Deposit Market Share in Utah Confidential Page

Deposit Market Share in Utah Counties Confidential Page

Deposit Market Share in UT, ID, and WY Confidential Page

Loan Growth Trend & Composition Confidential Page Loan Portfolio Growth $940 $1,048 $1,120 $1,627 $1,679 CAGR 12% Loan Composition $1,681 $274

Deposit Growth Trend & Composition Confidential Page Deposit Portfolio Growth CAGR 17% $948 $1,311 $1,427 $1,815 $2,056 Deposit Composition $1,877

Asset Quality Trends Confidential Page 30+ Delinquent Loans / Gross Loans NCOs / Average Loans Loan Loss Reserves / Loans HFI NPAs / Assets

Financial Performance

Company Snapshot Confidential Page

Net Income (“Core”) Confidential Page Annual Net Income Core Quarterly Net Income Core “Core” is a non-GAAP measure that excludes costs associated with acquisitions and write-off of DTA CAGR 24%

Earnings Per Share (“Core”) Confidential Page Annual EPS Core Quarterly EPS Core “Core” is a non-GAAP measure that excludes costs associated with acquisitions and write-off of DTA CAGR 19%

Dividends Per Share Confidential Page Annual Dividend Quarterly Dividend CAGR 17% Board approved quarterly dividend of $0.14 to be paid in Q1-20

Net Interest Margin Confidential Page Yields & NIM COF

Efficiency Ratio (“Core”) Confidential Page Annual Efficiency Ratio Core Quarterly Efficiency Ratio Core “Core” is a non-GAAP measure that excludes costs associated with acquisitions and write-off of DTA

Return on Assets (“Core”) Confidential Page Annual ROA Core Quarterly ROA Core “Core” is a non-GAAP measure that excludes costs associated with acquisitions and write-off of DTA

Return on Equity (“Core”) Confidential Page Annual ROE Core Quarterly ROE Core “Core” is a non-GAAP measure that excludes costs associated with acquisitions and write-off of DTA